Consent of Independent Certified Public Accountants

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-19543) pertaining to Hvide Marine Incorporated Retirement Plan and Trust of our report dated May 25, 2000, with respect to the financial statements and supplemental schedules of the Hvide Marine Incorporated Retirement Plan and Trust included in this Annual Report (Form 11-K) for the year ended December 31, 1999.

                                       /s/ ERNST & YOUNG LLP

Miami, Florida
June 26, 2000